EXHIBIT 10.10

                              INVESTMENT AGREEMENT


THIS INVESTMENT AGREEMENT (this "Agreement") dated as of March 21, 2002, is made and entered into by and among:

EUGENE SCIENCE INC., a corporation organized and existing under the laws of the Republic of Korea, having its principal office at 8th Fl., LG Palace Bldg., 165-8 Donggyo-Dong, Mapo-Gu, Seoul, Korea ("Company").

                                       and

HOKUYO KOEKI CO., LTD., a corporation organized and existing under the laws of Japan, having its principal office at 29th Fl., Yebisu Garden Place Tower, 4-20-3 Ebisu, Shibuya-Ku, Tokyo 150-6029, Japan ("Purchaser").

                                    RECITALS

A. The Company intends to increase its paid-in capital by issuing new shares of its common stock.

B. The Purchaser wishes to subscribe for and purchase such new shares of the common stock of the Company on the terms and conditions contained herein.

NOW THEREFORE, the Company and the Purchaser agree as follows:

         I.       DEFINITIONS

In addition to those terms defined above, the following terms, as used herein, shall have the meanings as set forth below, which shall include both the singular and plural thereof:

1.1 "Common Shares" shall mean shares of the common stock of the Company, par value of 100 Won per share.

1.2      "Won" shall mean the lawful currency of the Republic of Korea.

         II.      SUBSCRIPTION OF SHARES

2.1 SUBSCRIPTION OF SHARES. The Company shall issue and deliver to the Purchaser, and the Purchaser shall subscribe for and purchase 803,220 Common Shares at 4,980 Won per share.

2.2 PAYMENT. In consideration of the subscription and purchase of new shares as provided in Section 2.1, the Purchaser shall pay to the Company 4,000,035,600 Won by means of wire transfer of immediately available funds into the bank account,


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         designated by the Company on March 22, 2002.  After confirming that the entire amount of 4,000,035,600 Won has been deposited into the designated bank account, the Company shall issue to the Purchaser a receipt for the payment.

2.3 ISSUANCE OF CERTIFICATES. After completing the registration of the capital increase, the Company shall request the Korea Securities Depository to issue the share certificates of 803,220 Common Shares to the Purchaser. The Purchaser shall deposit the share certificates to the Korea Securities Depository and then shall not withdraw the share certificates for one (1) year from the date when the share certificates are issued.

         III.     MISCELLANEOUS

3.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes any prior understandings, agreements, or representations by or between the Company and the Purchaser, written or oral, to the extent they relate in any way to the subject matter hereto.

3.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the Republic of Korea.

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


COMPANY:


EUGENE SCIENCE INC.


By:        /S/ SEUNG-KOWN NOH
         --------------------------------
Name:    Seung-Kwon Noh
Title:   President


PURCHASER:

HOKUYO KOEKI CO., LTD.


By:       /S/ KOICHI MURAMATSU
         --------------------------------
Name:    Koichi Muramatsu
Title:   President and Representative Director